UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 12, 2005

(Date of earliest event reported)

PEAK INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	0-29332	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38507 Cherry Street, Unit G, Newark, California 94560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 449-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 12, 2005, Peak International Limited (the “Company”) appointed Ms. Katie Fung to the position of Vice President, Chief Financial Officer. In connection with this appointment, the Company entered into a new employment agreement with Ms. Fung. The term of the agreement is from April 12, 2005 until December 31, 2005. Pursuant to the terms of the agreement, Ms. Fung will be paid a monthly salary of HK$117,000.

The employment agreement also calls for a lump-sum severance payment in an amount equal to the greater of (a) US$90,000 or (b) 6 months base salary and unused vacation pay, and the vesting of all stock options which would have vested within 18 months of the date of termination, with such options remaining exercisable for one year. Ms. Fung shall not be eligible to receive the severance payment in the event her employment is terminated (1) as a result of her conviction of a felony involving dishonesty, (2) by the Company for good cause, (3) as a result of a material breach of her employment agreement, (4) as a result of her death or disability, or (5) as a result of her own resignation, unless such resignation was a result of a reduction by the Company of Ms. Fung’s base salary to less than US$180,000 per year. If Ms. Fung is terminated without good cause or resigns as a result of a reduction in base salary and such termination or resignation occurs in anticipation of or within two years following a change in control or liquidation of the Company, in addition to a severance package as described above, all stock options held by Ms. Fung shall immediately vest in full and remain exercisable for a period of one year.

The employment agreement also contains standard provisions relating to confidentiality of the Company’s intellectual property and restrictions on competitive activities and solicitation of Company employees and customers.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 12, 2005, William Snyder resigned as the Company’s Chief Financial Officer and the Company appointed Ms. Katie Fung as the Company’s Vice President, Chief Financial Officer. A description of the employment agreement between Ms. Fung and the Company is contained in Item 1.01 above.

Prior to this appointment, Ms. Fung was employed by the Company’s subsidiary Peak Plastic & Metal Products (International) Limited beginning in August 2003 and was promoted to Vice President, Finance of the Company in May 2004 and to Vice President, Principal Accounting Officer in February 2005. From January 2002 to August 2003, Ms. Fung served as Associate Director of Investment and Financing at Kong Sun Holdings Limited, a company listed in Hong Kong. From June 2000 to November 2001, Ms. Fung served as Senior Manager of Auditing and Business Advisory Services at Ernst & Young (Hong Kong). Ms. Fung has a bachelor degree in economics from the University of London and a Master of Business Administration (Executive) from City University of Hong Kong.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAK INTERNATIONAL LIMITED

Dated: April 13, 2005.	By:	/s/ Calvin Reed
Calvin Reed
Chief Executive Officer